Exhibit 99.l   NEWS RELEASE

As previously announced, U.S. Cellular will hold a teleconference May 1, 2015 at 9:30 a.m. CDT.  Listen to the live call via the Events & Presentations page of investors.uscellular.com.

FOR IMMEDIATE RELEASE

U.S. cellular reports first quarter 2015 results

Increases guidance for operating cash flow and adjusted EBITDA

CHICAGO, (May 1, 2015) — United States Cellular Corporation (NYSE:USM) reported total operating revenues of $965.2 million for the first quarter of 2015, versus $925.8 million for the same period one year ago. Net income attributable to U.S. Cellular shareholders and related diluted earnings per share were $160.1 million and $1.89, respectively, for the first quarter of 2015, compared to $19.5 million and $0.23, respectively, in the comparable period one year ago.

“We had another encouraging quarter at U.S. Cellular, building on the turnaround in customer growth that we achieved in 2014,” said Kenneth R. Meyers, U.S. Cellular president and CEO. “We grew our postpaid customer base through strong sales of connected devices and significantly lower customer churn, and we significantly increased operating cash flow.

“We are pleased with the strong adoption of shared data plans and increasing number of devices per account, which are driving revenue growth. Our 4G LTE network will cover 98 percent of customers by the end of the year.

“We are focused on continuing to grow our customer base and increasing revenue and operating cash flow in 2015 by offering innovative services and exciting devices that run on our high-quality network.”

2015 Estimated Results

U.S. Cellular’s estimates of full-year 2015 results are shown below.  Such estimates represent management’s view as of May 1, 2015.  Such forward‑looking statements should not be assumed to be current as of any future date.  U.S. Cellular undertakes no duty to update such information, whether as a result of new information, future events or otherwise.  There can be no assurance that final results will not differ materially from such estimated results.

2015 Estimated Results
	Current	Previous
(Dollars in millions)
Total operating revenues	$4,000-$4,200	Unchanged
Operating cash flow (1)	$400-$500	$350-$450
Adjusted EBITDA (1)	$580-$680	$530-$630
Capital expenditures	$600	Unchanged

(1)     Operating cash flow is defined as net income, adjusted for the items set forth in the reconciliation below.  Adjusted EBITDA is defined as net income, adjusted for the items set forth in the reconciliation below.  Operating cash flow and Adjusted EBITDA exclude these items in order to show operating results on a more comparable basis from period to period. From time to time, U.S. Cellular may exclude other items from Operating cash flow and/or Adjusted EBITDA if such items help reflect operating results on a more comparable basis. U.S. Cellular does not intend to imply that any such items that are excluded are non-recurring, infrequent or unusual; such items may occur in the future.  Operating cash flow and Adjusted EBITDA are not measures of financial performance under Generally Accepted Accounting Principles in the United States (“GAAP”) and should not be considered as alternatives to net income as indicators of the company’s operating performance or as alternatives to cash flows from operating activities, determined in accordance with GAAP, as indicators of cash flows or as measures of liquidity. U.S. Cellular believes Operating cash flow and Adjusted EBITDA are useful measures of U.S. Cellular’s operating results before significant recurring non-cash charges, gains and losses, and other items as indicated below. The following tables provide a reconciliation to Operating cash flow and Adjusted EBITDA for 2015 estimated results, actual results for the three months ended March 31, 2015 and 2014 actual results:

		Actual Results
	2015 Estimated Results (2)	Three Months Ended March 31, 2015	Year Ended December 31, 2014
(Dollars in millions)
Net income (loss) (GAAP)	N/A	$165	($47)
Add back:
Income tax expense (benefit)	N/A	$108	($12)
Income (loss) before income taxes (GAAP)	$140-$240	$273	($59)
Add back:
Interest expense	$80	$20	$57
Depreciation, amortization and accretion expense	$580	$147	$606
EBITDA	$800-$900	$440	$605
Add back (deduct):
(Gain) loss on sale of business and other exit costs, net	($110)	($111)	($33)
(Gain) loss on license sales and exchanges, net	($125)	($123)	($113)
(Gain) loss on assets disposals, net	$15	$4	$21
Adjusted EBITDA	$580-$680	$209	$480
Deduct:
Equity in earnings of unconsolidated entities	($130)	($34)	($130)
Interest and dividend income	($50)	($8)	($12)
Operating cash flow (3)	$400-$500	$167	$338

Note: Totals may not foot due to rounding differences.

(2)     In providing 2015 Estimated Results, U.S. Cellular has not completed the above reconciliation to net income because it does not provide guidance for income taxes. U.S. Cellular believes that the impact of income taxes cannot be reasonably predicted; therefore, the company is unable to provide such guidance. Accordingly, a reconciliation to net income is not available without unreasonable effort.

(3)     A reconciliation of Operating cash flow (Non-GAAP) to Operating income (GAAP) for March 31, 2015 actual results can be found on the company's website at investors.uscellular.com.

Conference Call Information

U.S. Cellular will hold a conference call on May 1, 2015 at 9:30 a.m. Central Time.

▪  Access the live call on the Events & Presentation page of investors.uscellular.com  or at http://www.videonewswire.com/event.asp?id=102201.

▪  Access the call by phone at 877/407-8029 (US/Canada), no pass code required.

Before the call, certain financial and statistical information to be discussed during the call will be posted to investors.uscellular.com. The call will be archived on the Events & Presentations page of investors.uscellular.com.

About U.S. Cellular

United States Cellular Corporation provides a comprehensive range of wireless products and services, excellent customer support, and a high-quality network to 4.8 million customers in 23 states. The Chicago-based company had 6,600 full- and part-time associates as of March 31, 2015. At the end of the first quarter of 2015, Telephone and Data Systems, Inc. owned 84 percent of U.S. Cellular. For more information about U.S. Cellular, visit uscellular.com.

Contacts

Jane McCahon, Vice President, Corporate Relations and Corporate Secretary

312-592-5379

jane.mccahon@tdsinc.com

Julie Mathews, Investor Relations Manager

312-592-5341

julie.mathews@tdsinc.com

Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995:   All information set forth in this news release, except historical and factual information, represents forward-looking statements. This includes all statements about the company’s plans, beliefs, estimates, and expectations. These statements are based on current estimates, projections, and assumptions, which involve certain risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. Important factors that may affect these forward-looking statements include, but are not limited to: impacts of any pending acquisition and divestiture transactions,  including, but not limited to, the ability to obtain regulatory approvals, successfully complete the transactions and the financial impacts of such transactions; the ability of the company to successfully manage and grow its markets; the overall economy; competition; the ability to obtain or maintain roaming arrangements with other carriers on acceptable terms; the state and federal telecommunications regulatory environment; the value of assets and investments; adverse changes in the ratings afforded TDS and U.S. Cellular debt securities by accredited ratings organizations; industry consolidation; advances in telecommunications technology; uncertainty of access to the capital markets;  pending and future litigation; changes in income tax rates, laws, regulations or rulings; acquisitions/divestitures of properties and/or licenses; changes in customer growth rates, average monthly revenue per user, churn rates, roaming revenue and terms, the availability of wireless devices, or the mix of products and services offered by U.S. Cellular. Investors are encouraged to consider these and other risks and uncertainties that are discussed in the Form 8-K Current Report used by U.S. Cellular to furnish this press release to the Securities and Exchange Commission (“SEC”), which are incorporated by reference herein.

United States Cellular Corporation
Summary Operating Data (Unaudited)

As of or for the Quarter Ended	3/31/2015	12/31/2014	9/30/2014	6/30/2014	3/31/2014
Retail Customers
Postpaid
Total at end of period	4,307,000	4,298,000	4,200,000	4,148,000	4,174,000
Gross additions	200,000	302,000	251,000	190,000	197,000
Net additions (losses)	9,000	98,000	52,000	(26,000)	(93,000)
ARPU (1)	$54.87	$56.51	$56.37	$56.82	$57.59
ARPA (2)	$134.94	$136.13	$132.99	$131.95	$132.03
Churn rate (3)	1.5%	1.6%	1.6%	1.7%	2.3%
Smartphone penetration (4)	66.9%	64.8%	61.7%	58.4%	55.8%
Prepaid
Total at end of period	360,000	348,000	350,000	352,000	356,000
Gross additions	73,000	60,000	64,000	65,000	85,000
Net additions (losses)	12,000	(2,000)	(2,000)	(4,000)	13,000
ARPU (1)	$35.72	$35.33	$34.40	$34.02	$32.22
Churn rate (3)	5.8%	5.9%	6.3%	6.5%	6.9%
Total customers at end of period	4,775,000	4,760,000	4,674,000	4,653,000	4,684,000
Billed ARPU (1)	$52.29	$53.63	$53.24	$53.36	$53.93
Service revenue ARPU (1)	$58.01	$60.10	$60.92	$60.32	$60.19
Smartphones sold as a percent of total handsets sold	85.7%	86.5%	80.8%	79.0%	78.2%
Total population
Consolidated markets (5)	45,737,000	50,906,000	54,817,000	54,817,000	54,817,000
Consolidated operating markets (5)	31,814,000	31,729,000	31,729,000	31,729,000	31,729,000
Market penetration at end of period
Consolidated markets (6)	10.4%	9.4%	8.5%	8.5%	8.5%
Consolidated operating markets (6)	15.0%	15.0%	14.7%	14.7%	14.8%
Capital expenditures (000s)	$66,460	$181,655	$142,452	$143,927	$89,581
Total cell sites in service	6,219	6,220	6,209	6,183	6,165
Owned towers (7)	3,955	4,281	4,487	4,457	4,448

(1)     Average Revenue Per User (“ARPU”) metrics are calculated by dividing a revenue base by an average number of customers by the number of months in the period.  These revenue bases and customer populations are shown below:

a.        Postpaid ARPU consists of total postpaid service revenues and postpaid customers.

b.        Prepaid ARPU consists of total prepaid service revenues and prepaid customers.

c.         Billed ARPU consists of total postpaid, prepaid and reseller service revenues and postpaid, prepaid and reseller customers.

d.        Service revenue ARPU consists of total postpaid, prepaid and reseller service revenues, inbound roaming and other service revenues and postpaid, prepaid and reseller customers.

(2)     Average Revenue Per Account (“ARPA”) metric is calculated by dividing total postpaid service revenues by the average number of postpaid accounts by the number of months in the period.

(3)     Churn metrics represent the percentage of the postpaid or prepaid customers that disconnect service each month. These metrics represent the average monthly postpaid or prepaid churn rate for each respective period.

(4)     Smartphones represent wireless devices which run on an Android, Apple, BlackBerry or Windows Mobile operating system, excluding connected devices. Smartphone penetration is calculated by dividing postpaid smartphone customers by total postpaid handset customers.

(5)     The decrease in the population of Consolidated markets is due primarily to the license exchange transactions of certain non-operating licenses in North Carolina in December 2014 and Illinois and Indiana in March 2015. Total Population is used only to calculate market penetration of consolidated markets and consolidated operating markets, respectively.  See footnote (6) below.

(6)     Market penetration is calculated by dividing the number of wireless customers at the end of the period by the total population of consolidated markets and consolidated operating markets, respectively, as estimated by Claritas.  The increase in consolidated markets penetration is due primarily to a lower denominator as a result of the license divestitures described in footnote (5) above.

(7)     During the quarters ended March 31, 2015 and December 31, 2014, sold 359 and 236 towers, respectively, in divested markets.

United States Cellular Corporation
Consolidated Statement of Operations Highlights
Three Months Ended March 31,
(Unaudited, dollars and shares in thousands, except per share amounts)
			Change
	2015	2014	Amount	Percent
Operating revenues
Service	$828,211	$853,613	$(25,402)	(3%)
Equipment sales	137,034	72,198	64,836	90%
Total operating revenues	965,245	925,811	39,434	4%

Operating expenses
System operations (excluding Depreciation, amortization and accretion reported below)	190,677	180,607	10,070	6%
Cost of equipment sold	238,301	270,474	(32,173)	(12%)
Selling, general and administrative	368,968	395,564	(26,596)	(7%)
Depreciation, amortization and accretion	147,085	167,753	(20,668)	(12%)
(Gain) loss on asset disposals, net	4,251	1,934	2,317	>100%
(Gain) loss on sale of business and other exit costs, net	(111,477)	(6,900)	(104,577)	>100%
(Gain) loss on license sales and exchanges, net	(122,873)	(91,446)	(31,427)	(34%)
Total operating expenses	714,932	917,986	(203,054)	(22%)

Operating income	250,313	7,825	242,488	>100%

Investment and other income (expense)
Equity in earnings of unconsolidated entities	34,471	37,075	(2,604)	(7%)
Interest and dividend income	7,566	884	6,682	>100%
Interest expense	(19,964)	(14,862)	(5,102)	(34%)
Other, net	105	86	19	22%
Total investment and other income	22,178	23,183	(1,005)	(4%)

Income before income taxes	272,491	31,008	241,483	>100%
Income tax expense	107,501	12,604	94,897	>100%
Net income	164,990	18,404	146,586	>100%
Less: Net income (loss) attributable to noncontrolling interests, net of tax	4,926	(1,078)	6,004	>(100%)
Net income attributable to U.S. Cellular shareholders	$160,064	$19,482	$140,582	>100%

Basic weighted average shares outstanding	84,042	84,213	(171)	—
Basic earnings per share attributable to U.S. Cellular shareholders	$1.90	$0.23	$1.67	>100%

Diluted weighted average shares outstanding	84,838	85,065	(227)	—
Diluted earnings per share attributable to U.S. Cellular shareholders	$1.89	$0.23	$1.66	>100%

United States Cellular Corporation
Consolidated Balance Sheet Highlights
(Unaudited, dollars in thousands)

ASSETS

	March 31,	December 31,
	2015	2014
Current assets
Cash and cash equivalents	$336,893	$211,513
Accounts receivable from customers and others	558,998	556,958
Inventory, net	164,900	267,068
Prepaid expenses	69,702	59,744
Net deferred income tax asset	77,246	93,058
Other current assets	18,112	90,834
	1,225,851	1,279,175

Assets held for sale	22,203	107,055

Investments
Licenses	1,827,102	1,443,438
Goodwill	370,151	370,151
Investments in unconsolidated entities	304,501	283,014
	2,501,754	2,096,603

Property, plant and equipment
In service and under construction	7,426,410	7,458,740
Less: Accumulated depreciation	4,781,293	4,730,523
	2,645,117	2,728,217

Other assets and deferred charges	211,453	276,218

Total assets	$6,606,378	$6,487,268

United States Cellular Corporation
Consolidated Balance Sheet Highlights
(Unaudited, dollars in thousands)

LIABILITIES AND EQUITY

	March 31,	December 31,
	2015	2014
Current liabilities
Current portion of long-term debt	$57	$46
Accounts payable
Affiliated	8,044	9,774
Trade	245,170	306,845
Customer deposits and deferred revenues	301,419	287,562
Accrued taxes	139,407	36,652
Accrued compensation	36,957	66,162
Other current liabilities	130,780	149,853
	861,834	856,894

Liabilities held for sale	---	20,934

Deferred liabilities and credits
Net deferred income tax liability	816,999	859,867
Other deferred liabilities and credits	295,287	284,002

Long-term debt	1,151,901	1,151,819

Noncontrolling interests with redemption features	6,619	1,150

Equity
U.S. Cellular shareholders' equity
Series A Common and Common Shares, par value $1 per share	88,074	88,074
Additional paid-in capital	1,478,910	1,472,558
Treasury shares	(170,544)	(169,139)
Retained earnings	2,067,455	1,910,498
Total U.S. Cellular shareholders' equity	3,463,895	3,301,991

Noncontrolling interests	9,843	10,611

Total equity	3,473,738	3,312,602

Total liabilities and equity	$6,606,378	$6,487,268

United States Cellular Corporation
Consolidated Statement of Cash Flows
Three Months Ended March 31,
(Unaudited, dollars in thousands)

	2015	2014
Cash flows from operating activities
Net income (loss)	$164,990	$18,404
Add (deduct) adjustments to reconcile net income to cash flows from operating activities
Depreciation, amortization and accretion	147,085	167,753
Bad debts expense	29,132	20,492
Stock-based compensation expense	5,740	4,955
Deferred income taxes, net	(26,166)	(4,817)
Equity in earnings of unconsolidated entities	(34,471)	(37,075)
Distributions from unconsolidated entities	12,985	12,818
(Gain) loss on asset disposals, net	4,251	1,934
(Gain) loss on sale of business and other exit costs, net	(111,477)	(6,900)
(Gain) loss on license sales and exchanges, net	(122,873)	(91,446)
Noncash interest expense	386	269
Other operating activities	—	47
Changes in assets and liabilities from operations
Accounts receivable	(1,437)	79,586
Equipment installment plans receivable	(36,498)	2,394
Inventory	102,167	19,306
Accounts payable	(18,691)	(40,557)
Customer deposits and deferred revenues	13,419	(1,510)
Accrued taxes	189,387	(15,403)
Accrued interest	9,504	9,182
Other assets and liabilities	(71,955)	(75,896)
	255,478	63,536

Cash flows from investing activities
Cash used for additions to property, plant and equipment	(116,079)	(109,498)
Cash paid for acquisitions and licenses	(279,656)	(9,135)
Cash received from divestitures and exchanges	274,111	103,042
Cash received for investments	—	10,000
Other investing activities	1,151	584
	(120,473)	(5,007)

Cash flows from financing activities
Common shares reissued for benefit plans, net of tax payments	487	316
Common shares repurchased	(2,302)	(2,000)
Payment of debt issuance costs	(3,018)	—
Acquisition of towers in common control transaction	(2,437)	—
Distributions to noncontrolling interests	(225)	(346)
Other financing activities	(2,130)	(23)
	(9,625)	(2,053)

Net increase in cash and cash equivalents	125,380	56,476

Cash and cash equivalents
Beginning of period	211,513	342,065
End of period	$336,893	$398,541

United States Cellular Corporation
Financial Measures and Reconciliations
(Unaudited, dollars in thousands)

	Three Months Ended
	March 31,
	2015	2014

Cash flows from operating activities	$255,478	$63,536
Add: Sprint Cost Reimbursement	15,712	11,254
Less: Cash used for additions to property, plant and equipment	116,079	109,498
Adjusted free cash flow (1)	$155,111	$(34,708)

(1)     Adjusted free cash flow is defined as Cash flows from operating activities (which includes cash outflows related to the Sprint decommissioning), as adjusted for cash proceeds from the Sprint Cost Reimbursement (which are included in Cash flows from investing activities in the Consolidated Statement of Cash Flows), less Cash used for additions to property, plant and equipment. Adjusted free cash flow is a non-GAAP financial measure which U.S. Cellular believes may be useful to investors and other users of its financial information in evaluating the amount of cash generated by business operations (including cash proceeds from the Sprint Cost Reimbursement), after Cash used for additions to property, plant and equipment.